UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2011

American Resource Technologies, Inc.

Kansas	0-12809	48-0846635
(State of Corporation)	(Commission File Number)	(IRS Emp.ID Number)

951 Greenside, #7114, Richardson, Texas  75080
(Address of principal executive offices)

(214) 705-3781
(Registrant’s telephone number, including area code)

Item 8.01.                      Other Events.

As previously posted on our website, www.arur.us, the United States Securities and Exchange Commission (SEC), suspended trading our stock on May 11, 2011.  The SEC required we file a response to their action within 10 days of the date of suspension.  We complied and trading resumed with a timeline of 120 days to become current with our financial filings.  However, they are continuing to pursue revocation action against American Resource Technologies, Inc. (ARUR).  This revocation of registered securities of ARUR could continue even after we have complied and our financial filings become current.  Please visit our website for additional information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIGNED on this the 8th day of August, 2011.

American Resource Technologies, Inc.

By:  /s/  B. Fred Oden, III
       B. Fred Oden, III
       President